Exhibit 10.11.8

CONFIDENTIAL TREATMENT REQUESTED

SIXTH AMENDMENT

TO

CONTRACT ORDER

This Amendment (“Amendment”) dated as of the 12 day of March, 2009 (the “Amendment Effective Date”) is by and between SYNACOR, INC. (“Synacor”) and Embarq Management Company (“Embarq”) under which the parties hereto mutually agree to modify and amend as follows the Contract Order No. COXX063016TPS dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Contract Order”), which was entered into pursuant to the Master Services Agreement between the parties, dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any defined terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Contract Order or Agreement as the case may be. The Premium Products constitute Services and Deliverables under the Agreement.

Whereas, Synacor desires to make certain additional services available to Embarq;

Whereas, Embarq desires to receive such additional services; and

Whereas, Synacor and Embarq desire to modify certain payment terms.

Therefore, the parties hereby agree to enter into this Amendment and agree to the following:

1.	Exhibit 3. The parties agree that Exhibit 3 to the Contract Order, entitled “Premium Bundles,” is hereby deleted and replaced in its entirety with the Amended and Restated Exhibit 3 attached hereto.

2.	Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Contract Order upon execution. All terms and conditions of the Contract Order shall remain unchanged except as modified in this Amendment; and the terms of the Contract Order, as modified by this Amendment, are hereby ratified and confirmed. If any of the terms of the Contract Order conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SYNACOR, INC.		EMBARQ MANAGEMENT COMPANY

By:	/s/ Robert F. Cavallari	By:	/s/ Robert W. Smith II

Name:	Robert F. Cavallari	Name:	Robert W. Smith II

Title:	VP - Finance	Title:	Sourcing Specialist III

Date:	3/17/09	Date:	3/12/2009

CONFIDENTIAL TREATMENT REQUESTED

AMENDED AND RESTATED EXHIBIT 3

Premium Products

Premium Products: Following are a list of Premium Bundles of Content and a la carte Content which Embarq may make available to its Users.

(a)	Premium Bundles. The following Premium Bundles will be made available to Embarq subject to prior approval of the applicable Synacor Provider and/or Embarq Provider and Embarq may at its sole discretion distribute these Premium Bundles to Users. This content is subject to change based on the applicable Synacor Provider and/or Embarq Provider terms and agreements. The parties agree that any improvements made to any of the Content listed below that a Synacor Provider provides to Synacor without additional cost will be automatically incorporated into the Bundles available to Embarq. Any improvements made to any Content received from an Embarq Provider without additional cost shall be automatically incorporated into the Bundles without an increase into the Subscription Fees. However, there may be some implementation or integration fees associated with the incorporation of such improvement to the Content. If either Party desires to add new Content to any of the bundles, such new Content may be added subject to an amendment to the Agreement.

(i)	Variety Pack:

A.	Encyclopedia Britannica – Unlimited access to the updated 32-volume Encyclopedia Britannica, plus: Britannica’s Student & Concise encyclopedias, thousands of exclusive video and audio clips

B.	Shockwave Unlimited – 400 popular premium online and downloadable games

C.	American Greetings.com – Print and Send Greeting cards and access to member’s only online greeting cards

D.	Clever Island – Focuses on the educations skills that are most important to a child’s development, including language, numbers, spatial reasoning, logic and critical thinking. Activities arc designed by leading experts in education and child development to be engaging, powerful and fun.

E.	Weather.com – Local, regional and national video weather reports and special feature categories.

F.	Major League Baseball – Access to GameDay Audio (listen to every game played that day), Condensed Video Games, Post Game Highlights, MLB Custom Cuts and MLB Radio.

G.	Fox Sports VIP – Up-to-date videos from the world of sports. Football, baseball, basketball, racing, college sports and more.

H.	NHL Video – Video Game Highlights & Access to Game Notes Premium Service

I.	NASCAR – NASCAR TrackPass includes TrackPass RaceView, TrackPass PitCommand and TrackPass Scanner, plus Radio.

•

TrackPass RaceView allows the user to see live racing action from 3 virtual camera angles, track pit stats and times, get instant crash and caution updates and view real time driver data positions. With Track Pass Race View users can move effortlessly between the entire field of drivers without missing a moment of the race, track driver speeds and times behind the race leader, and listen to driver and team communication.

•	TrackPass PitCommand delivers real-time, GPS-based telemetry from all 43 Nextel Cup cars. Users can follow the cars as they circle the track, watch

CONFIDENTIAL TREATMENT REQUESTED

virtual dashboards, listen to in-car audio and more. Users choose the view they like to watch best; Live Leader board, Track Top 10, Viewer’s Choice and Dashboard Mode. Additionally, users can get ready for the race with PitCommand Quals.

•

With TrackPass Scanner, You can listen to individual drivers communicate with their crew, or scan the full field of drivers. Users can also learn about pit strategies, how the cars are handling and what other drivers are doing on the track. Also available are live radio broadcasts of Nextel Cup qualifying races, Busch Series races and Craftsman Truck Series races.

J.	myNOGGIN – myNOGGIN is the educational online service from Nickelodeon that adapts to a preschooler’s unique learning style.

(ii)	Education Pack:

A.	I Know That – Great learning activities addressing math, language arts, science and more.

B.	Encyclopedia Britannica – Unlimited access to the updated 32-volume Encyclopedia Britannica, plus: Britannica’s Student & Concise encyclopedias, thousands of exclusive video and audio clips

C.	Clever Island – Focuses on the educations skills that are most important to a child’s development, including language, numbers, spatial reasoning, logic and critical thinking. Activities are designed by leading experts in education and child development to be engaging, powerful and fun.

D.	Boston Test Prep – SAT test prep that includes hundreds of exam drills, testing tips, strategies and more.

E.	Hoopah Kidsview – Kid-friendly browser includes: A list of hundreds of age appropriate online games and educational content built right in. Categorized by math, language arts, and science.

F.	myNOGGIN – myNOGGIN is the educational online service from Nickelodeon that adapts to a preschooler’s unique learning style.

G.	Funways – A 3D virtual world that children explore with the help of a personalized avatar.

H.	DK Learning – High caliber content from well-known children’s publisher Dorling Kindersley

(iii)	Games Pack: Synacor will create a package landing page to assist the customer in navigating between all of the game options.

A.	LEGOPCGames – Offering full versions of LEGOs’ PC games for download

B.	Yummy Arcade – Casual game service in an branded fully integrated player no ads or time limits

C.	Atari Classics from Yummy – A large collection of classic games from Atari an branded fully integrated player no ads or time limits

D.	IGN Insider – Get preferred access to gamers’ info site, includes game reviews, previews, cheats and codes

(iv)	Games Functionality: Synacor will develop two additional functionalities for the Games Pack to be delivered 90 days from the launch of the Games Package by Embarq. Such functionalities are specific to the Games Pack as specified above, and may not apply to new packages or games that may be added in the future. The functionalities required are as follows:

CONFIDENTIAL TREATMENT REQUESTED

i.	An overall search and catalog functionality for the Game Pack which would allow a User to search across all of the providers in the games pack for specific Games.

ii.	A capability that automatically downloads and installs the Applications (Players) required for all providers in the Game Pack when a user first initiates a game requiring a download from any provider eliminating the need for multiple downloads each time a new game from a different Content Provider is engaged. If Synacor wishes to add a new game to the Games Pack, and the Content Provider of such game does not allow Synacor the ability to offer simultaneous downloads, Embarq may choose not include such game in its Games Pack.

(b)	A La Carte Premium Content:

(i)	Website Building Service: Moonfruit Website Building Service [*]

[*]

(ii)	Movies: – CinemaNow’s movie rental and download service. The CinemaNow service will be provided to Users on an a la carte basis for the fees set forth in Section (d)(ii) below.

(c)	Premium Bundle Fees

(i)	Monthly Subscription Fees:

•	Variety Pack: Cost to Embarq is [*].

•	Education Pack: Cost to Embarq is [*].

•	Games Pack: Cost to Embarq is [*].

(d)	A La Carte Premium Fees:

(i)	MoonFruit:

[*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(ii)	Movies - CinemaNow:

Movie Rental and Download Sold by Credit Card Billing:

Rental:	Embarq Revenue Share
Rental Service Studio Pictures - New Release Picture	$	[*	]
Rental Service Studio Pictures - Library Picture	$	[*	]
Rental Service Non-Studio Pictures	$	[*	]

Download to Own:
Download to Own Studio Pictures - First Run Picture	$	[*	]
Download to Own Studio Pictures - Library Picture	$	[*	]
Download to Own - Other Pictures	$	[*	]
Download to Own TV Program Pictures	$	[*	]

A) Movie Rental and Download Sold by Embarq Billing:

Rental:	Fee Due to Synacor
Rental Service Studio Pictures - New Release Picture	$	[*	]
Rental Service Studio Pictures - Library Picture	$	[*	]
Rental Service Non-Studio Pictures	$	[*	]

Download to Own:
Download to Own Studio Pictures - First Run Picture	$	[*	]
Download to Own Studio Pictures - Library Picture	$	[*	]
Download to Own - Other Pictures	$	[*	]
Download to Own TV Program Pictures	$	[*	]

(e)	Promotions, and Sales Incentives

(i)	One Month Free Promotion. Synacor agrees to provide a one-month free promotion each of the Variety, Education, and Games Premium Bundles as well as the Music Service, unless Synacor determines otherwise in its reasonable business judgment, upon 60 days prior written notice to Embarq, or unless Embarq chooses not to run the promotion.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(ii)	Sales Incentives. If, in Embarq’s discretion, it chooses to run a sales incentive (e.g. a contest or spiff for Embarq customer sales representatives) to encourage the sale of each of the Premium Bundles, Synacor agrees to provide a mutually agreed amount of funds in support of such sales incentive. Any joint funding of other sales incentives will be as mutually agreed by the parties.